Exhibit 1.A.(8)(b)(xxviii)

AMENDMENT TO

JANUS ASPEN SERIES

FUND PARTICIPATION AGREEMENT

(Service Shares)

     THIS AMENDMENT is made this 29th day of December, 2000 between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), and SECURITY LIFE OF DENVER INSURANCE COMPANY, a life insurance company organized under the laws of the State of Colorado (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

     WHEREAS, the Parties executed a participation agreement dated October 1, 2000 (the "Participation Agreement"), governing how shares of the Trust's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

     WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract to be purchased by the Separate Accounts;

     WHEREAS, the Parties desire to amend the Participation Agreement in the manner set forth here;

     NOW THEREFORE, in consideration of their mutual promises, the Company and the Trust agree as follows:

  The Participation Agreement is hereby amended by substituting for the current Schedule A in the form attached hereto which lists the Contracts funded by the Separate Accounts.
SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ James L. Livingston, Jr.
Name:	James L. Livingston, Jr.
Title:	Executive Vice President

JANUS ASPEN SERIES

By:	/s/ Bonnie M. Howe
Name:	Bonnie M. Howe
Title:	Vice President

Schedule A
Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded By Separate Account

Security Life Separate Account L1 (November 3, 1993)
  First Line (Flexible Premium Variable Life Insurance Policy)
  Strategic Advantage Variable Universal Life (Flexible Premium Variable Universal Life Insurance Policy)
  First Line II (Flexible Premium Variable Universal Life Insurance Policy)
  Strategic Advantage II Variable Universal Life (Flexible Premium Variable Life Insurance)
  Variable Survivorship Universal Life (Flexible Premium Variable Life Insurance)
  Corporate Benefits Variable Universal Life (Flexible Premium Variable Life Insurance)
  Estate Designer Variable Universal Life (Joint and Survivor Flexible Premium Variable Life Insurance)
  Asset Portfolio Manager Variable Universal Life (Flexible Premium Variable Life Insurance)